UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2006

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4845 US Hwy. 271 N.
Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.   Results of Operations and Financial Condition.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On January 23, 2006, Pilgrim's Pride Corporation issued a press release reporting net income of $25.7 million, or $0.39 per share, for the first fiscal quarter ended December 31, 2005, a decrease of $22.8 million, or $0.34 per share, compared with net income of $48.5 million, or $0.73 per share, in the first quarter of fiscal 2005. The Company also reported net sales for the first quarter of fiscal 2006 of $1.34 billion, a decrease of $0.3 billion, compared with net sales of $1.37 billion for the same period last year.

The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number   Description

99.1 Press Release dated January 23, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: January 23, 3006                By: /s/ Richard A Cogdill
      Richard A. Cogdill
         Executive Vice President,
                           Chief Financial Officer,
                                                                                             Secretary and Treasurer

Exhibit Index
Exhibit
Number   Description
99.1   Press Release dated January 23, 2006.